UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 10, 2012

MainStreet BankShares, Inc.
(Exact name of registrant as specified in its charter)

Virginia	333-86993	54-1956616
(State or other	(Commission	(I.R.S. Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

1075 Spruce Street, Martinsville, Virginia	24112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(276) 632-8054

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4c)

Item 8.01	Other Events

MainStreet BankShares, Inc., (“MainStreet”) held its 2012 Annual Meeting of Shareholders on May 10, 2012 at Ferrum College, Franklin Hall, 445 Ferrum Mountain Road, Ferrum, Virginia, 24088. The shareholders elected three Class B directors to serve until the 2015 Annual Meeting of Shareholders, or in the case of each director, until his or her successor is duly elected and qualifies. The directors elected were Joseph F. Clark, C. Laine Dalton, and Joel R. Shepherd. Also, continuing as Class A directors are Larry A. Heaton and Michael A. Turner whose terms expire in 2014. Continuing Class C directors are William L. Cooper, III, J. Mac Deekens, and Danny M. Perdue, whose terms expire in 2013.

Total shares represented in person or by proxy at the Annual Shareholders’ Meeting were 1,130,193 out of a total of 1,713,375 outstanding shares or 65.96% excluding broker non-votes.

The director election results for the three Class B directors whose terms expire in 2015 were as follows:

	For	Withheld
Joseph F. Clark	914,388	20,317
C. Laine Dalton	913,145	21,560
Joel R. Shepherd	907,681	27,024

The appointment of Yount, Hyde, & Barbour, P.C. as MainStreet’s independent registered public accounting firm for the year ending December 31, 2012 was also ratified at the Annual Shareholders’ Meeting. Shares voted for the ratification were 1,119,996 and shares withheld were 6,281.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2012	/s/ Larry A. Heaton
Larry A. Heaton
President and CEO

Date: May 11, 2012	/s/ Brenda H. Smith
Brenda H. Smith
Executive Vice President/CFO/
Corporate Secretary